Exhibit 10.9

LEASE

Landlord:

Farley White Kilnbrook Three, LLC

Tenant:

Inotek Pharmaceuticals Corporation

Date of Lease: May 11th, 2012

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Article IX RIGHTS OF PARTIES HOLDING PRIOR INTERESTS	19
9.1 Lease Subordinate - Superior	19
9.2 Rights of Mortgagee to Cure	20

Article X MISCELLANEOUS	21
10.1 Representations by Tenant	21
10.2 Notices	21
10.3 No Waiver or Oral Modification	21
10.4 Partial Invalidity	21
10.5 Certain Landlord Remedies	21
10.6 Tenant’s Estoppel Certificate	22
10.7 Waiver of Subrogation	22
10.8 All Agreements; No Representations	22
10.9 Brokerage	22
10.10 Successors and Assigns	22
10.11 Construction of Document	23
10.12 Disputes Provisions	23
10.13 Surrender	23
10.14 Holdover	23
10.15 Late Payment	23
10.16 Force Majeure	24
10.17 Limitation On Liability	24
10.18 Submission Not An Option	24
10.19 Security Deposit	24
10.20 Evidence of Authority	25
10.21 Relocation	25
10.22 Notice of Lease	25
10.23 Option to Extend	25

EXHIBITS

There are attached hereto and incorporated as a part of this Lease:

EXHIBIT A - Premises

EXHIBIT B - List of Cleaning Services

EXHIBIT C - intentionally omitted

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ARTICLE I DEMISING CLAUSE AND DEFINED TERMS

1.1 Demising Clause. This lease (the “Lease”) is made and entered into by and between the Landlord and the Tenant, as defined below, as of the Date of Lease. In consideration of the mutual covenants made herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises as defined below, on ail of the terms and conditions set forth herein.

1.2 Defined Terms. The terms listed below shall have the following meanings throughout this Lease:

(a) “LANDLORD”: Farley White Kilnbrook Three, LLC

(b) “LANDLORD’S ADDRESS”:	c/o Farley White Management Company
155 Federal Street, 18th Floor, Boston, MA 02110

(c) “TENANT”: Inotek Pharmaceuticals Corporation, a Delaware corporation.

(d) “TENANT’S ADDRESS”: 33 Hayden Avenue, 2nd Floor, Lexington, MA 02421

(e) “BUILDING”: The 77,966 RSF building known as Kiln Brook 111 located at 131 Hartwell Avenue in Lexington, MA.

(f) “PROPERTY”: The Building and the legal parcel (the “Lot”) on which it is situated.

(g) “PREMISES”: A portion of the 1st Floor of the Building as shown on Exhibit A.

(h) “RENTABLE SQUARE FEET IN THE PREMISES”: 2,440 Rentable Square Feet (RSF).

(i) “TENANT’S PERCENTAGE”: 3.13% which is based on the 2,440 Rentable Square Feet (RSF) the Premises over the total RSF of the Building and shall be adjusted if the RSF of the Building shall increase or decrease.

(j) “SCHEDULED COMMENCEMENT DATE”: June 1, 2012

(k) “TERM”: The period beginning on the Commencement Date (as defined in Section 2.2(a) of the Lease) and ending on June 30, 2013.

(1) “BASE RENT”:

June 1, 2012 - June 30, 2012:	Free Rent
July 1, 2012 - June 30, 2013:	$51,240.00 per annum; $4,279.00 per month; $21.00 per RSF.

(m) “EXPENSE BASE”: The sum of Operating Expenses allocable to the Premises during calendar year 2012, and the Taxes allocable to the Premises during tax calendar year 2013.

(n) “PERMITTED USES”: General office

(o) “BROKER(S)”: Richards Barry Joyce & Partners

(p) “SECURITY DEPOSIT”: Security deposit is one month’s rent or $4;279.00

ARTICLE II PREMISES AND TERM

2.1 The Premises. Common Areas and Parking.

(a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. The Premises leased hereby are comprised of the space shown on Exhibit A. The Premises extend from the top surface of the subfloor to the bottom surface of the ceiling, but do not include exterior faces of exterior walls and exterior window glass, anything beyond the interior face of demising walls, and pipes, ducts, conduits, wires and fixtures serving other parts of the Building; provided, however, that Tenant shall have the right to use the space, if any, between the top surface of the ceiling and the bottom surface of the floor slab of the floor above such ceiling, and to drill into the floor slab of any floor encompassed within the Premises, all for the purpose of installing ducts, cables and conduits, so long as (i) Tenant obtains the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed); and (ii) such installation does not interfere with the Building systems and with the quiet enjoyment of other tenants in the Building.

(b) Tenant shall have the right to use the Common Areas in common with other tenants. The Common Areas include the Building’s common lobbies, corridors, stairways, and elevators necessary for access to the Premises, and the common walkways and driveways necessary for access to the Building, the common toilets, corridors and elevator lobbies of any multi-tenant floor, and the parking area for the Building. All use of the Common Areas shall be subject to the reasonable rules and regulations of Landlord generally applicable to all tenants of the Building from time to time. Landlord may at any time make any changes, additions, improvements, repairs or replacements to the Property, including the Common Areas, that it considers desirable, which changes, additions, improvements, repairs or replacements shall be of equal quality to those of other first class office buildings of like quality and location. In so doing, Landlord (t) may use or temporarily close any of the Common Areas, or permanently change their configuration, and (ii) shall use reasonable efforts to minimize interference with Tenant’s normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant unless such interference is caused by Landlord’s negligence, willful misconduct, or breach of Landlord’s covenants hereunder, in which event Landlord’s liability shall be governed by Section 5.7 of this Lease.

(c) Tenant acknowledges that its parking use of the parking areas shall be on an unreserved, non-exclusive basis, and that parking spaces shall be used solely for Tenant’s employees and visitors. It is understood that Landlord shall not be responsible for policing any parking areas. Tenant shall reasonably cooperate with Landlord to assure that Tenant and its employees and visitors observe all reasonable parking regulations established by Landlord from time to time and to assure that Tenant and its employees and visitors do not use more parking spaces than the number of parking spaces provided to Tenant hereunder. Landlord shall not be liable to Tenant, and this Lease shall not be affected, if any parking rights of Tenant hereunder are impaired by any law, ordinance or other governmental regulation imposed after the Date of Lease.

2.2 Term.

(a) Both parties shall be bound by all the terms of this Lease as of the Date of Lease. The Term shall begin on the Commencement Date, and shall continue for the length of the Term set forth in Section 1.2 unless sooner terminated as hereinafter provided. The Commencement Date shall be the later of: 1) the Scheduled Commencement Date; or, 2) the date the Premises are Ready for Occupancy. However, if the Tenant occupies any portion of the Premises for any reason, the Commencement Date shall be immediate upon such occupancy. The Premises shall be Ready for Occupancy when construction of the Leasehold Improvements is substantially complete in accordance with the Final Plans pursuant to Section 4.1, as reasonably determined by Landlord. Tenant may co-ordinate with Landlord or Landlord’s contractor one or more opportunities to gain early access to the Premises ahead of the Commencement Date to scope out the networking requirements for telephones and computer systems

(b) Landlord shall use reasonable efforts to have the Premises Ready for Occupancy on the Scheduled Commencement Date. If the Premises are not Ready for Occupancy on the Scheduled Commencement Date, Landlord shall not be subject to any liability for such failure, and such failure shall not affect the validity of this Lease, but Tenant shall not be liable for any rent until the Commencement Date. In the event that the Commencement Date is not before July 1, 2012 because the Premises are not ready for occupation, Tenant can elect to (i) terminate the Lease by giving written notice to Landlord, said Termination being effective immediately or (ii) receive two (2) days rent free for every day beyond July 1, 2012 that the Premises are not available for occupancy. However, if the Premises are not Ready for Occupancy because Tenant has failed to comply with Tenant’s obligations under Section 4.1 or under any work letter or construction agreement between the parties, or has otherwise delayed Landlord in preparing the Premises or in obtaining a Certificate of Occupancy far the Premises, then the Commencement Date shall be the date that the Premises would have been Ready for Occupancy except for such Tenant-caused delay, as reasonably determined by Landlord.

ARTICLE III RENT

3.1 Base Rent.

(a) Tenant shall pay the Base Rent each month in advance on the first day of each calendar month during the Term. For any partial month at the beginning or end of the Term, Tenant shall pay a proportional share of the amount that would be due for a full month, and with respect to a partial month at the beginning of the Term, Tenant shall pay such proportional share on the Commencement Date. In addition to the Base Rent, Tenant shall pay all additional rent and rental adjustments provided herein at the times set forth herein, or if no time for payment is specified, then payment shall be made within fifteen (15) days after Tenant’s receipt of an invoice from Landlord or another billing authority. All payments shall be made to Landlord at Landlord’s Address or such other place as Landlord may designate in writing, without prior demand and without abatement, deduction or offset except as may be specifically set forth herein. Tenant shall not pay, and Landlord shall not accept, any rental payment more than one month in advance. All charges to be paid by Tenant hereunder, other than Base Rent, shall be considered additional rent for the purpose of this Lease, and the words “rent” or “Rent” as used in this Lease shall mean both Base Rent and such additional rent unless the context specifically or clearly indicates that only the Base Rent is referenced.

3.2 Adjustment for Operating Expenses.

(a) Tenant shall pay, as additional rent, Tenant’s Share of Expenses for the Property. For each Fiscal Year during the Term, Tenant’s Share of Expenses shall consist of the sum of (x) the excess of (i) Tenant’s Percentage of the sum of the total Operating Expenses for the Property and the total Taxes for the Property for that Fiscal Year over (ii) the Expense Base, and (y) a commercially reasonable charge for the provision of services to operate the Building during periods other than 8:00 am. to 6:00 pm. on weekdays and 9:00 am. to 1:00 pm. on Saturdays and to operate the Building on holidays (which are all days on which commercial banks in Boston, Massachusetts are authorized or required by law to close) (such periods being referred to herein as “Non-Business Hours”) that are fairly allocable to the Premises, if such services are requested by Tenant or are necessary, in Landlord’s reasonable judgment, for Tenant’s operations during Non-Business Hours. For any partial Fiscal Year at the beginning or end of the Term, Tenant’s Share of Expenses shall be adjusted proportionately for the part of the Fiscal Year falling within the Term. Tenant’s Percentage may be reduced if the Property is changed or reconfigured, but shall in all cases not exceed the percentage that the Rentable Square Feet in the Premises bears to the total rentable square footage in the Property, calculated on a consistent basis. In addition, Tenant shall pay, as additional rent, one hundred percent (100%) of any increase in Taxes not otherwise billed to Tenant which may result from any alteration, addition or improvement to the Premises that is made by or on behalf of Tenant, other than the Leasehold Improvements. Upon request of Tenant, Landlord shall supply to Tenant reasonable evidence of such increase in Taxes which shows that such increase is attributable to Tenant’s alteration, addition or improvement to the Premises.

(b) Before each Fiscal Year, Landlord shall give Tenant a reasonable estimate of the expected Operating Expenses and Taxes for the Property for the coming Fiscal Year (excluding Landlord’s cost for services provided during Non-Business Hours), and a calculation of the estimated amount of Tenant’s Share of Expenses. Tenant shall pay one-twelfth of the estimated amount of Tenant’s Share of Expenses with each monthly payment of Base Rent. After the end of each Fiscal Year, Landlord shall give Tenant a statement (the “Statement”) showing the actual Operating Expenses and Taxes for that Fiscal Year, a calculation of the actual amount of Tenant’s Share of Expenses, and a summary of amounts already paid by Tenant pursuant to this Section 3.2. Any underpayment by Tenant shall be made up by cash payment to Landlord within thirty (30) days after delivery of the Statement; any overpayment shall be paid to Tenant within thirty (30) days after delivery of the Statement or, at Landlord’s option, shall be credited against the next due Base Rent, provided that any overpayment shall be paid in cash to Tenant within thirty (30) days if the Term has ended. No delay by Landlord in providing any Statement shall be deemed a waiver of Tenant’s obligation to pay Tenant’s Share of Expenses. Tenant and its auditors shall have the right, upon not less than ten (10) business days’ notice and then at a time reasonably convenient to both parties, to inspect during usual business hours those portions of the books kept by Landlord relating to costs and expenses for which Tenant has responsibility hereunder. If Tenant disagrees with Landlord’s determination of Operating Expenses and Taxes, Tenant shall have the right to pay its share of Operating Expenses and Taxes under protest without waiving its claim as to the overage.

(c) The following terms used in this Section 3.2(c) shall have the following meanings for purposes of this Lease:

(i) The term “Fiscal Year” means any twelve-month period selected by Landlord for operating purposes. Landlord may change its Fiscal Year and interim accounting periods, so long as the periods so revised are reconciled with prior periods in accordance with generally accepted accounting principles.

(ii) The term “Operating Expenses” means the total cost of operation of the Property, including, without limitation: (i) all costs of supplies, materials, equipment, and utilities used in or related to the operation, maintenance, and repair of the Property or any part thereof (other than the cost of any electricity which is to be paid for separately by Tenant pursuant to Section 3.3): (ii) all labor costs, including without limitation, salaries, wages, payroll and other taxes, unemployment insurance costs and employee benefits in connection with the on-site management, operation and maintenance of the Property or any part thereof; (iii) all maintenance, management, janitorial, legal (excluding those legal costs arising out of defaults of Landlord or other tenants in the Building), accounting, insurance, and service agreement costs related to the Property or any part thereof, including, without limitation, service contracts with independent contractors; and (iv) costs (including financing charges) of improvements to the Property that are designed to increase safety or reduce Operating Expenses (but only to the extent that such costs actually reduce Operating Expenses) or are required to comply with legal requirements imposed after the initial completion of the Building, all such improvements to be amortized over the reasonable life of such improvements. Any of the above services may be performed by Landlord or its affiliates, provided that fees for the performance of such services shall be reasonable and competitive with fees charged by unaffiliated entities for the performance of such services in comparable buildings in the area. “Operating Expenses” shall not include leasing commissions or other costs of procuring tenants for the Building including legal fees and advertising costs associated therewith, ground rent, Landlord’s overhead, repair costs paid by insurance proceeds or by any tenant or third party, repair costs associated with defects in initial construction, the initial construction cost of the Building or any depreciation thereof or soft costs associated therewith, any debt service or cost of capital improvements except as specifically set forth above, any tenant improvements provided for any tenant, any costs payable directly by another tenant or any expenses incurred by Landlord that are attributable to the operation of the Building during Non-Business Hours (subject, however, to Tenant’s obligation to pay additional rent pursuant to subclause (y) of subsection 3.2(a) hereof). All Operating Expenses shall be adjusted based on the Calculation.

(iii) The term “Calculation” means that if the Building is less than 100% occupied in any Fiscal Year during the Term, Operating Expenses shall be calculated as though the Building had been 100% occupied, and the result shall constitute the Operating Expenses for all purposes hereunder. In addition, if during all or part of any Fiscal Year, Landlord is not performing or furnishing any item or service to any portion of the Property (the cost of which, if performed or furnished by Landlord to such portion of the Property, would constitute a part of Operating Expenses), on account of (a) such item or service not being required or desired by a tenant, or (b) any tenant obtaining or providing such item or service itself, then, Operating Expenses shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had performed or furnished such item or service to 100% of the Building.

(iv) The term “Taxes” means any form of assessment, rental tax, license tax, business license fee, levy, charge, tax or similar imposition, imposed by any authority having the power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, library, drainage or other improvement or special assessment district, as against the Property or any part thereof or any legal or equitable interest of Landlord therein, or against Landlord by virtue of its interest therein, and any reasonable costs incurred by Landlord in any proceeding for abatement thereof, including, without limitation, attorneys’ and consultants’ fees. Landlord’s income, franchise taxes, and assessments for off-site improvements shall not be included in “Taxes.” Landlord shall reimburse Tenant for Tenant’s Share of any Tax abatements received by Landlord less legal, appraisal and other fees and expenses incurred by Landlord in obtaining such abatement.

Provided that Tenant shall have first paid all of amounts due and payable by Tenant pursuant to this Article 111 and upon written notice of Tenant within 30 days of the receipt of a final certificate (but not more than once with respect to any Fiscal Year), Tenant may cause Landlord’s books and records to be audited with respect to operating costs applicable to the Building for such Operating Year. The audit shall be performed within 30 days of Landlord’s receipt of notice by a certified public accountant at Tenant’s SDIC cost and expense and at a mutually agreeable time and place where the books and records are customarily kept by the Landlord (or properly manager) in the ordinary course. During such time of audit Tenant shall pay its full share of operating expenses. If it is determined that there are any amounts owed Tenant or Landlord as a result of said audit, such amount shall be reimbursed to the other within 30 days of said audit results. Tenant shall keep the results of any such audit confidential and shall not disclose the results of such inspection nor the content of such books and records with any third party other than Tenant’s consultants and attorneys. Failure of Tenant to provide Landlord with a written request to review such books and records in a timely manner pursuant to this Article 3 with respect to each Fiscal Year shall be deemed a waiver of Tenant’s rights hereunder with respect to such Fiscal Year.

3.3 Tenant’s Electricity. With respect to electricity for lighting and equipment in the Premises, Tenant agrees to pay all charges therefor. If the Premises are separately metered, then Tenant shall pay the electric company furnishing the electricity directly and, if requested by Landlord, provide Landlord with evidence of such payment. If the Premises are not separately metered, then Tenant shall pay to Landlord upon demand from time to time, as additional rent, the cost of all electricity consumed in the Premises, as said cost shall reasonably be determined by Landlord from time to time. Landlord’s initial estimate of this cost is $1.50 per square foot per year based upon typical office use.

ARTICLE IV CONSTRUCTION

4.1 Leasehold Improvements by Landlord.

(a) Tenant accepts the Premises in “as-is” condition except Landlord shall, at Landlord’s sole expense, shampoo the carpets and touch-up paint throughout the Premises.

(b) In addition to the Leasehold Improvements, Landlord shall provide and install, at Landlord’s expense with respect to the first such installation and at Tenant’s expense with respect to any subsequent installation, letters or numerals on the door to the Premises to identify Tenant’s name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

4.2 Alterations by Tenant.

(a) Tenant shall not make any alterations, decorations, additions, installations, substitutes or improvements (hereinafter collectively called “Alterations”) in and to the Premises, without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the tenant shall have the right to install it’s floor mounted supplemental HVAC unit and duct the exhaust into the ceiling plenum if required. No Alteration shall violate the Certificate of Occupancy for the Premises or any applicable law, code or ordinance, or the terms of any superior lease or mortgage affecting the Property, affect the exterior appearance of the Building, adversely affect the value or structure of the Building, require excessive removal expenses, adversely affect any other part of the Building, adversely affect the mechanical, electrical, sanitary or other service systems of the Building, or involve the installation of any materials subject to any liens or conditional sales contracts (the “Approval Review Matters”). Tenant shall pay Landlord’s reasonable costs of reviewing or inspecting any proposed Alterations.

(b) All work on any Alterations shall be done at reasonable times in a first-class workmanlike manner, by contractors reasonably approved by Landlord, according to plans and specifications reasonably approved by Landlord. All work shall be done in compliance with all applicable laws, regulations, and rules of any government agency with jurisdiction, and with all regulations of the Board of Fire Underwriters or any similar insurance body or bodies. Tenant shall be solely responsible for the effect of any Alterations on the Building’s structure and systems, whether or not Landlord has consented to the Alterations, and shall reimburse Landlord on demand for any costs incurred by Landlord by reason of any faulty work done by Tenant or its contractors. Upon completion of any Alterations, Tenant shall provide Landlord with a complete set of “as-built” plans.

(c) Tenant shall use its best efforts to keep the Property and Tenant’s leasehold interest therein free of any liens or claims of liens arising from acts or omissions of Tenant, or its subtenants, contractors or others claiming by, through or under Tenant, and shall discharge or bond any such liens within ten (10) days of their filing. Before commencement of any work, Tenant’s contractor shall provide any payment, performance and lien indemnity bond required by Landlord. Tenant shall provide evidence of such insurance as Landlord may reasonably require, naming Landlord as an additional insured. Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any work done by or at the direction of Tenant. All work shall be done so as to minimize interference with other tenants and with Landlord’s operation of the Building or other construction work-being done by Landlord. Landlord may post any notices it considers necessary to protect it from responsibility or liability for any Alterations, and Tenant shall give sufficient notice to Landlord to permit such posting.

(d) All Alterations affixed to the Premises shall become part thereof and remain therein at the end of the Term. However, if Landlord gives Tenant a notice, at least thirty (30) days before the end of the Term, to remove any Alterations, Tenant shall do so and shall pay the cost of removal and any repair required by such removal. All of Tenant’s personal property, trade fixtures, equipment, furniture, movable partitions, and any Alterations not affixed to the Premises shall remain Tenant’s property, removable at any time. If Tenant fails to remove any such materials at the end of the Term, Landlord may do so and store them at Tenant’s expense, without liability to Tenant, and may sell them at public or private sale and apply the proceeds to any amounts due hereunder, including costs of removal, storage and sale.

ARTICLE V LANDLORD’S OBLIGATIONS AND RIGHTS

5.1 Services Furnished by Landlord.

(a) Landlord shall furnish services, utilities, facilities and supplies equal in quality to those customarily provided by landlords in high quality office buildings of a similar design in the greater Boston suburban area. Such services, facilities and supplies shall include the services described in subsection 5.1(b) and 5.1(c) and Section 5.2 and the following: (i) cleaning services for Building Common Areas and the Premises as described in Exhibit B, (ii) rubbish removal, (iii) window cleaning, (iv) restroom supplies, (v) sewer and water service to the Building’s restrooms, (vi) landscape maintenance, (vii) snow removal for walks, driveways and parking areas, (viii) maintenance of plantings in interior Common Areas, (ix) Building security, and (x) such other services, utilities, facilities and supplies as may be deemed necessary in Landlord’s reasonable judgment.

(b) Subject to the provisions of this subsection 5.1(b), Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation. However, Tenant acknowledges that because of the nature of its business it will require additional cooling, and that it is solely responsible for arranging therefor as described in Section 4.2(b).

(c) Subject to the provisions of Section 3.3, Landlord shall provide electric power for lighting and office machine use under normal business operation. Tenant’s use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises described in such specifications. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior consent of Landlord in each instance (which consent shall not be unreasonably withheld or delayed), make any alteration or addition to the electric system of the Premises.

(d) Landlord shall furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the greater Boston suburban area upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord; such charges, if any, shall be considered to be additional rent.

(e) Landlord shall provide and install, at Landlord’s expense with respect to the first such installation and at Tenant’s expense with respect to any subsequent installation, letters or numerals on the door to the Premises and in the lobby directory of the Building to identify Tenant’s name, the name of entities affiliated with Tenant, the Building address, and letters in the lobby directory to identify a reasonable number of names of Tenant’s executives; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises,

5.2 Repairs and Maintenance. Landlord shall repair and maintain the Common Areas and structural portions of the Building and the basic plumbing, electrical, mechanical and heating, ventilating and air-conditioning systems therein, except for damage resulting from a casualty or an eminent domain taking, which shall be governed by Article VIII. If any maintenance, repair or replacement is required because of any act, omission or neglect of duty by Tenant or its agents, employees, invitees or contractors, the cost thereof shall be paid by Tenant to Landlord as additional rent within thirty (30) days after billing therefor.

5.3 Quiet Enjoyment. Upon Tenant’s paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy the Premises, subject to the provisions hereof.

5.4 Insurance. Landlord shall insure the Property, including the Building, against damage by fire and standard extended coverage perils, including “all-risks” coverage, and shall carry public liability insurance and, during construction, builders risk insurance, all in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in the area. Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable. Tenant shall have no right to any proceeds from such policies. Landlord shall not carry any insurance on any of Tenant’s property, and shall not be obligated to repair or replace any of it.

5.5 Access to Premises. Landlord shall have reasonable access to the Premises to inspect Tenant’s performance hereunder and to perform any acts required of or permitted to Landlord herein. Landlord shall at all times have a key or access card to the Premises, and Tenant shall not install any additional lock without Landlord’s consent. Any entry into the Premises by Landlord, under this section or any other section of this Lease permitting such entry, shall be on reasonable advance notice, shall be done so as not to unreasonably interfere with Tenant’s use of the Premises, and shall be accompanied by a representative of Tenant if Tenant so requests; provided, however, that such restrictions shall not apply to any situation that Landlord in good faith believes to be an emergency.

5.6 Right to Cease Providing Services. In connection with any repairs, alterations or additions to the Property or the Premises, or any other acts required of or permitted to Landlord herein, Landlord may, if necessary, reduce or suspend service of the Building’s utilities and mechanical systems, or any of the other services, facilities or supplies required to be provided by Landlord hereunder, provided that Landlord shall use best efforts to restore such services, facilities or supplies as soon as possible, and provided further that Landlord shall give Tenant advance notice of such reduction or suspension if such reduction or suspension is planned in advance or if it is reasonably possible for Landlord to do so. In addition, Landlord may reduce or suspend such services, facilities or supplies in case of Force Majeure, as defined below. No such reduction or suspension permitted by this Section 5.6 shall constitute an actual or constructive eviction or disturbance of Tenant’s use or possession of the Premises, or an ejection of Tenant from the Premises, or a breach by Landlord of any of its obligations, and no such reduction or suspension shall render Landlord liable for any damages, including but not limited to any damages, compensation or claims arising from any interruption or cessation of Tenant’s business, or entitle Tenant to be relieved from any of its obligations under this Lease, or result in any abatement or reduction of rent, except as set forth in Section 5.7.

5.7 Failure to Provide Services and Repairs. Landlord shall not be in default or liable for any failure to perform any act or obligation or provide any service required hereunder unless Tenant shall have given notice of such failure, and such failure continues for at least thirty (30) days thereafter; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be liable or in default if it commences such performance within thirty (30) days and thereafter diligently pursues such performance to completion. Tenant hereby waives any right under any law, ordinance, regulation or judicial decision to make repairs or provide maintenance or perform any of Landlord’s other obligations hereunder at Landlord’s expense.

ARTICLE VI TENANT’S COVENANTS

6.1 Repair and Yield Up. Tenant shall keep the Premises in good order and condition, and shall promptly repair any damage to the Premises or the rest of the Property caused by Tenant or its agents, employees, or invitees, licensees or independent contractors. Landlord may require such repair to be done by a contractor designated by Landlord at Tenant’s cost, provided that costs to be charged to Tenant are reasonable and competitive. At the end of the Term, Tenant shall peaceably yield up the Premises in good order, repair and condition, except for reasonable wear and tear and any casualty damage. Tenant shall remove its own property and (if required by Landlord) any Alterations, repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Nothing herein shall require Tenant to remove the Leasehold Improvements.

6.2 Use.

(a) Tenant shall use the Premises only for the Permitted Uses, and shall not use or permit the Premises to be used for any other purpose. Tenant shall not use or occupy the Premises in violation of: (i) any recorded covenants, conditions and restrictions affecting the Property of which Tenant has been given notice by Landlord (Landlord hereby representing that there are no such covenants, conditions or restrictions currently on record which will affect Tenant’s use of the Premises for the Permitted Uses), (ii) any law or ordinance or any Certificate of Occupancy issued for the Building or the Premises, or (iii) any reasonable Rules and Regulations issued by Landlord for the Building of which Tenant has been given a copy. Tenant shall comply with any directive of any governmental authority with respect to Tenant’s use or occupancy of the Premises. Tenant shall not do or permit anything in or about the Premises which will in any way damage the Premises, obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them, or use the Premises or allow them to be used for any unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, or commit or allow any waste in or upon the Premises.

(b) Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not place or permit any signs (other than those permitted under Section 5.1(e)), curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises.

(c) Tenant shall keep the Premises equipped with all safety appliances required by law because of any use made by Tenant other than office use with customary office equipment, and shall procure all licenses and permits required because of such use. This provision shall not broaden the Permitted Uses.

(d) Tenant shall not place a load upon the floor of the Premises exceeding 100 pounds per square foot. Partitions shall be considered as part of the load. Landlord may prescribe the weight and position of all safes, files and heavy equipment that Tenant desires to place in the Premises, so as properly to distribute their weight. Tenant’s business machines and mechanical equipment shall be installed and maintained so as not to transmit noise or vibration to the Building structure or to any other space in the Building. Tenant shall be responsible for the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any noise or vibration caused by Tenant.

(e) Tenant shall not keep or use any article in the Premises, or permit any activity therein, which is prohibited by a standard insurance policy covering buildings and improvements similar to the Building and Leasehold Improvements, or would result in an increase in the premiums thereunder unless Tenant pays for such increase. In determining whether increased premiums are a result of Tenant’s activity, a schedule issued by the organization computing the insurance rate on the Building or the Leasehold Improvements, showing the various components of the rate, shall be conclusive evidence. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer relating to the Premises. If the use or occupation of the Premises by Tenant or by anyone Tenant allows on the Premises causes or threatens cancellation or reduction of any insurance carried by Landlord, Tenant shall remedy the condition immediately upon notice thereof. Upon Tenant’s failure to do so, Landlord may, in addition to any other remedy it has under this Lease but subject to the provisions of Section 5.5, enter the Premises and remedy the condition, at Tenant’s cost, which Tenant shall promptly pay as additional rent. Landlord shall not be liable for any damage or injury caused as a result of such an entry, and shall not waive its rights to declare a default because of Tenant’s failure.

6.3 Assignment; Sublease.

(a) Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease or make any sublease of the Premises, or permit occupancy of any part thereof by anyone other than Tenant (any such act being referred to herein as a “Transfer” and the other party with whom Tenant undertakes such act being referred to herein as a “Transferee”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, subject to the other provisions of this Section 6.3. Any Transfer or attempted Transfer not in compliance with all of the terms and conditions set forth in this Section 6.3 shall be void, and shall be a default under this Lease.

(b) Any request by Tenant for Landlord’s consent to a Transfer shall include the name of the proposed Transferee, the nature of its business and proposed use of the Premises, reasonable information as to its financial condition, and the terms and conditions of the proposed Transfer. Tenant shall supply such additional information about the proposed Transfer and Transferee as the Landlord reasonably requests. It shall be reasonable for Landlord to refuse consent to any Transfer to any governmental agency, or to any other Transferee who by reputation or expected use is not comparable to other types of tenants in the Building, or to any transferee whose financial strength is not at least equivalent to that of Tenant at the time of the Transfer. Landlord shall respond to Tenant’s request within thirty (30) days of its receipt of such request. The failure of Landlord to respond within said thirty (30) days shall be deemed to be approval of the Transfer by Landlord provided that the request for consent from Tenant shall specifically refer to the provisions of this sentence. Tenant shall reimburse Landlord for its reasonable legal and other expenses in connection with any request for consent.

(c) Any Transfer shall specifically make applicable to the Transferee all of the provisions of this Section so that Landlord shall have against the Transferee all rights with respect to any further Transfer which are set forth herein. No Transfer shall affect the continuing primary liability of Tenant (which shall be joint and several with Transferee). Consent to a Transfer in a specific instance shall not be deemed consent to any subsequent Transfer or a waiver of the requirement of consent to any future Transfer. No Transfer shall be binding upon Landlord or any of Landlord’s mortgagees, unless Tenant shall deliver to Landlord a recordable instrument containing a covenant of assumption by the Transferee running to Landlord and all persons claiming by, through or under Landlord. The Transferee’s failure to execute such instrument shall not, however, release or discharge Transferee from its liability as a Transferee hereunder. Tenant shall not enter into any Transfer that provides for rental or other payment based on the net income or profits derived from the Premises. With respect to any Transfer, Landlord shall be entitled to receive seventy five percent (75%) of all “Bonus Rent,” which Bonus Rent shall be payable by Tenant to Landlord on a monthly basis. For purposes of this Lease, Bonus Rent shall mean all amounts received by Tenant in excess of the Base Rent and additional rent reserved in this Lease and applicable to the space Transferred for the period of the Transfer, minus Tenant’s reasonable expenses in connection with such Transfer for brokerage commissions, legal fees, advertising expenses, and Alterations for the benefit of the Transferee.

(d) Notwithstanding any contrary provision of this Section 6.3, in connection with any intent to Transfer, Landlord shall have an option to cancel and terminate this Lease if the request is to assign the Lease or to sublet all of the Premises; or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion for the proposed term of such sublease or for the balance of the Term if, within thirty (30) days after Landlord receives written notice from Tenant that Tenant intends to make space available for a Transfer, Landlord notifies Tenant that it has elected to exercise such option Landlord may exercise said option in writing within thirty (30) days after Landlord’s receipt from Tenant of such request, and in each case such cancellation or termination shall occur as of the date set forth in Landlord’s notice of exercise of such option, which shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the giving of such notice. If Landlord exercises Landlord’s option to cancel this Lease or any portion thereof, Tenant shall surrender possession of the Premises, or the portion thereof which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term. If this Lease is cancelled as to a portion of the Premises only, Base Rent after the date of cancellation shall be abated on a pro rata basis, as determined by Landlord, and Tenant’s Percentage. If Landlord does not exercise Landlord’s option to cancel this Lease or any portion thereof pursuant to the foregoing provisions, Landlord’s consent to a Transfer shall continue to be required in accordance with the other provisions of this Section 6.3.

(e) Any agreement by which Tenant agrees to enter into or execute any Transfer at the direction of any other party, or assigns its rights in the income arising from any Transfer to any other party, shall itself constitute a Transfer hereunder. If Tenant is a corporation, partnership, or other business organization, the transfer of ownership interests, whether in one transaction or a series, forming a majority of the equity interests in Tenant, shall constitute a Transfer, unless Tenant is a corporation whose stock is traded on an exchange or over the counter.

(f) Notwithstanding any contrary provision of this Lease, Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises and any such assignment or sublease shall be void unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into any assignment or sublease and (ii) the date on which such assignment or sublease is to take effect, Tenant is not in default of any of its obligations under this Lease after notice to Tenant and expiration of applicable grace periods.

6.4 Indemnity; Assumption of Risk.

(a) Tenant, at its expense, shall defend (with counsel satisfactory to Landlord), indemnify and hold harmless Landlord and its agents, employees, invitees, licensees and contractors from and against any cost, claim, action, liability or damage of any kind arising from (i) Tenant’s use and occupancy of the Premises and the Property or any activity done or permitted by Tenant in, on, or about the Premises or the Property, (ii) the destruction of or damage to Tenant’s personal property, (iii) any breach or default by Tenant of its obligations under this Lease, or (iv) any negligent, tortious, or illegal act or omission of Tenant, its agents, employees, invitees, licensees or contractors, provided that such cost, claim, action, liability or damage is not caused by the negligence or willful misconduct of Landlord or its agents, employees, invitees, licensees and contractors (except as otherwise provided in the last sentence of subsection 6.5(a)).

(b) As a material consideration to Landlord for executing this Lease, Tenant assumes all risk of damage or injury to any person or property in, on, or about the Premises from any cause including, without limitation, injury or damage which may be sustained by the person or property of Tenant, its employees, invitees, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises, any other portion of the Property, or other sources, provided that such damage or injury is not caused by the negligence or willful misconduct of Landlord or its agents, employees, invitees, licensees and contractors

(except as otherwise provided in the last sentence of subsection 6.5(a)). Landlord shall not be liable to Tenant or any other person or entity for any damages arising from any act or omission of any other tenant of the Building.

6.5 Tenant’s Insurance.

(a) Tenant shall maintain the following insurance at its own expense throughout the Term: (i) Property insurance including standard fire and extended coverage insurance, vandalism and malicious mischief endorsements, and “all-risks” coverage upon all property owned by Tenant and located in the Building, in the full replacement cost thereof; (ii) Commercial General Liability Insurance against any liability arising out of the use, occupancy or maintenance of the Premises or the Property, which insurance may be by a blanket insurance policy and shall provide the following coverages and endorsements: personal injury, broad form property damage, automobile (by separate policy, if necessary), premises/operations, additional insured landlord endorsement, broad form contractual liability and a cross-liability endorsement, in limits not less than Two Million Dollars ($2,000,000.00) per occurrence, with a deductible not to exceed One Hundred Thousand Dollars ($100,000.00); (iii) any other forms of insurance as Landlord may reasonably require from lime lo time in form, in amounts and for insurance risks against which a prudent tenant would protect itself in similar facilities in the general area of the Premises. Tenant acknowledges and agrees that such property owned by Tenant shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord regardless of any fault of Landlord.

(b) All policies shall (i) be taken out with insurers reasonably acceptable to Landlord, in form satisfactory to Landlord, and (ii) include Landlord and any mortgagee of Landlord as additional insureds, as their interests may appear. Landlord may upon ninety (90) days’ notice to Tenant require an increase of the limits of the policies carried by Tenant if Landlord reasonably deems such limits to be inadequate when compared to the then existing customary insurance practice in the area. Tenant shall provide certificates of insurance in form satisfactory to Landlord before the Commencement Date, and shall provide certificates evidencing renewal in a timely manner before the expiration of any such policy.

(c) Upon termination of this Lease pursuant to any casualty, Tenant shall retain any proceeds attributable to Tenant’s personal property, trade fixtures, movable partitions, equipment and Alterations not affixed to the Premises, but Tenant shall immediately pay to Landlord any insurance proceeds received by Tenant relating to the Leasehold Improvements and any Alterations affixed to the Premises unless Landlord has required their removal.

6.6 Right of Entry. Subject to the provisions of Section 5.5 hereof, Tenant shall permit Landlord and its agents to examine the Premises at reasonable times and to make any repairs or replacements Landlord deems necessary; to remove, at Tenant’s expense, after reasonable notice to Tenant (except in the case of an emergency in which no notice shall be required), any Alterations, signs, curtains, blinds or the like not consented to by Landlord; and to show the Premises to prospective tenants during the last nine (9) months of the Term and to prospective purchasers and mortgagees at all times.

6.7 Payment of Taxes. Tenant shall pay before delinquency all taxes levied against Tenant’s personal property or trade fixtures in the Premises and any Alterations installed by or on behalf of Tenant. If any such taxes are levied against Landlord or its property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant’s property, Landlord may pay such taxes, and Tenant shall upon demand repay to Landlord the portion of such taxes resulting from such increase. Tenant may bring suit against the taxing authority to recover the amount of any such taxes, and Landlord shall cooperate therein. The records of the City Assessor shall determine the assessed valuation, if available and sufficiently detailed. If not so available or detailed, the actual cost of construction shall be used.

6.8 Environmental Compliance. Tenant shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, “Hazardous Materials”) to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, “Hazardous Materials Activities”) without first receiving Landlord’s written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant’s expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant’s Hazardous Materials Activities. For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances,” “toxic substances,” or “hazardous wastes” in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended (“RCRA”); those substances defined as “hazardous wastes” in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as “hazardous materials” or “oil” in Massachusetts General Laws Chapter 2IE, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, “Regulations”). Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement required by any applicable Regulations, and any update filed in accordance with any applicable Regulations. If Tenant’s activities violate or create a risk of violation of any Regulations, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an imminent hazard under any Regulations. Landlord, Landlord’s representatives and employees may enter the Premises at any time during the Term to inspect Tenant’s compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction. Nothing herein shall prohibit Tenant from using minimal quantities of cleaning fluid and office supplies which may constitute Hazardous Materials but which are customarily present in premises devoted to office use, provided that such use is in compliance with all applicable laws and subject to all of the other provisions of this Section 6.8.

ARTICLE VII DEFAULT

7.1 Events of Default.

(a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(i) The failure by Tenant to make any payment of Base Rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant.

(ii) The vacating or abandonment of the Premises by Tenant.

(iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses (i) and (ii) above, where such failure shall continue for a period of more than thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord.

(iv) The failure by Tenant or any guarantor of any of Tenant’s obligations under this Lease to pay its debts as they become due, or Tenant or any such guarantor becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (or any similar petition under any insolvency law of any jurisdiction), proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or such guarantor.

(b) In the event of any such default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option, or the option at any time while such default exists and without further notice, to terminate this Lease and all rights of Tenant hereunder by notice to Tenant; and this Lease shall thereupon come to an end as fully and completely as if the date such notice is given were the date herein originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

7.2 Damages.

(a) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Base Rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the immediately preceding covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid,

(b) In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and additional rent accrued under Sections 3.1 and 3.2 in the 12 months ended next prior to such termination plus the amount of Base Rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provision of this Section 7.2 up to the time of payment of such liquidated damages.

(c) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(d) Landlord’s remedies under this Lease are cumulative and not exclusive of any other remedies to which Landlord may be entitled in case of Tenant’s breach or threatened breach of this Lease. Landlord shall be entitled to the remedies of injunction and specific performance with respect to any such breach.

ARTICLE VIII CASUALTY AND EMINENT DOMAIN

8.1 Termination or Restoration; Rent Adjustment. In case prior to or during the Term all or any part of the Premises or the Building or the Lot are damaged by fire or other casualty or by action of public or other authority in consequence thereof, or taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority to such an extent that it is determined by the Landlord that the Premises or Building shall not be restored, this Lease shall by notice to Tenant from Landlord terminate, which may be made notwithstanding Landlord’s entire interest may have been divested. The effective date of termination specified by Landlord shall not be less than forty-five (45) nor more than ninety (90) days after the date of notice of such termination. Further, during the Term, in the event of (a) damage to the Premises which makes a material portion of the Premises unfit for use and occupancy, or (b) damage to a material portion of the common facilities necessary for the practical use and enjoyment of the Premises (including, without limitation, any material portion of the common facilities which provide access to the Premises), or (c) a permanent taking of a material portion of the Premises, or (d) a permanent taking of a material portion of the common facilities necessary for the practical use and enjoyment of the Premises (including, without limitation, any material portion of the common facilities which provide access to the Premises), Tenant may, by notice given to Landlord within 30 days of such casualty or taking, notify Landlord of its desire to terminate this Lease. If such a notice is given, this Lease shall terminate 90 days after such notice is given unless, in the case of (a) or (b) above, within 90 days of the giving of such notice, Landlord delivers to Tenant its certification (a “Landlord’s Restoration Certification”) that the Landlord intends to restore the Premises and the common facilities, as the case may be, to substantially the condition they were in prior to such casualty or taking within 365 days of the event giving rise to such notice (the “Outside Restoration Date”), and in the case of (d) above, the Landlord intends to replace what remains of the common facilities by the Outside Restoration Date so that Tenant will again be able to have the practical use and enjoyment of the Premises to substantially the same extent as prior to such taking. Unless terminated pursuant to the foregoing provision, this Lease shall remain in full force and effect following any damage or taking, subject, however, to the following provisions, and subject further to the additional right of Tenant to terminate this Lease if the restoration of the Premises or the common facilities has not occurred by the Outside Restoration Date (such date being extended by the number of days, not to exceed 90 in the aggregate, specified in a notice or notices given from time to time by Landlord to Tenant prior to the then applicable Outside Restoration Date, of delays in completion attributable to the occurrence of a Force Majeure Event). Tenant may not exercise such additional right to terminate this Lease except within 30 days after the Outside Restoration Date (as so extended by such a notice or notices). Notwithstanding the foregoing, upon the occurrence of a casualty or taking of the nature hereinabove described in clauses (a), (b), (c) or (d), which occurs within the last thirty (30) months of the Term, Landlord shall have the option to terminate this Lease upon written notice to Tenant.

If in any such case the Premises or any portion thereof are rendered unfit for use and occupation or any portion of the common facilities necessary for the practical use and enjoyment of the Premises are unavailable for use and this Lease is not so terminated, Landlord shall use due diligence (following the expiration of the period in which this Lease may be terminated pursuant to the foregoing provisions of this Section 6.1.2), subject to the availability of insurance proceeds and consent of the holders of any mortgages on the Lot, Building or both, to put the Premises, and any portion of the common facilities necessary for the practical use and enjoyment of the Premises or in case of a taking what may remain thereof (excluding in case of both damage and taking any items installed or paid for by Tenant), into proper condition for use and occupation. A just proportion of the fixed rent and additional rent according to the nature and extent of the injury shall be abated from the time of the damage or taking until the Premises or such portion of the common facilities or such remainder shall have been put into proper condition for use and occupation or until termination of this Lease, and in case of a taking which permanently reduces the area of the Premises, a just proportion of the fixed rent and additional rent shall be abated for the remainder of the Term.

8.2 Eminent Domain Damages. Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant’s name and behalf all such further assignments thereof. Nothing contained herein shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any separate award to Tenant for loss or damage to Tenant’s removable personal property or Tenant’s relocation costs.

8.3 Temporary Taking. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Section 6.1 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

ARTICLE IX RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

9.1 Lease Subordinate - Superior. This Lease shall be subject and subordinate to any mortgage (“Mortgage”) now or hereinafter placed on the Lot, the Building, or both, or any portion or portions thereof or interest therein, which are separately and together hereinafter in this Article IX referred to as “the mortgaged premises”, and to each advance made or hereafter to be made under any Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided, however, that conditioned upon Tenant not being in default under any of the terms of this Lease, subsequent to the Commencement Date and upon Tenant’s delivery of an estoppel certificate accepting the Premises and acknowledging that Landlord has completed the Leasehold Improvements in accordance with the provisions hereof, Landlord shall use reasonable efforts to obtain from any such mortgagee on Tenant’s behalf an agreement on the part of such mortgagee to recognize this Lease and all of Tenant’s rights hereunder as though this Lease were prior to any such mortgage, provided further, however, that the mortgagee, or any purchaser at a foreclosure sale or otherwise shall not be:

(a) liable for any act or omission of a prior Landlord (including the mortgagor); or

(b) subject to any offset or defenses which the Tenant might have against any prior Landlord (including the mortgagor); or

(c) bound by any rent or additional rent which the Tenant might have paid in advance to any prior Landlord (including the mortgagor) for any period beyond the month in which foreclosure or sale occurs; or

(d) bound by any security deposit which Tenant may have paid to any prior Landlord (including the mortgagor), unless such deposit is in an escrow fund available to the mortgagee; or

(e) bound by any agreement or modification of the Lease made without the consent of the mortgagee; or

(f) bound by the provisions of Section 4.1 hereof; or

(g) bound by any notice of termination given by any prior Landlord (including the mortgagor) without the mortgagee’s written consent thereto; or

(h) personally liable under this Lease and the mortgagee’s liability under the Lease shall be limited to the ownership interest of the mortgagee in the Premises; or

(i) liable for any fact or circumstance or condition to the extent existing or arising prior to the mortgagee’s (or such purchaser’s) succession to the interest of the Landlord under the Lease and such mortgagee or such purchaser further shall not be liable except during that period of time, if any, in which such mortgagee or purchaser and Tenant are in privity of estate.

In the event that any mortgagee or its successor in title shall succeed to the interest of Landlord, then, Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Any claim by Tenant under the Lease against the mortgagee or such successor shall be satisfied solely out of the mortgagee’s or such successor’s interest in the Premises and Tenant shall not seek recovery against or out of any other assets of mortgagee or such successor.

Notwithstanding the foregoing, any mortgagee may at its election subordinate its Mortgage to this Lease without the consent or approval of Tenant.

This Section 9.1 shall be self-operative. Tenant agrees to execute and deliver promptly any appropriate certificates or instruments requested by Landlord or any mortgagee to carry out the subordination and attornment agreements contained in this Section 9.1.

9.2 Rights of Mortgagee to Cure. No act or failure to act on the part of Landlord which would entitle Tenant, under the terms of this Lease or as a matter of law, to be released from Tenant’s obligations hereunder or to terminate this Lease shall result in a release of such obligations or a termination of this Lease unless Tenant first gives written notice of and a specific description of Landlord’s act or failure to act to Landlord’s mortgagees of whom Tenant has been given written notice by Landlord, if any, and such mortgagee fails to cure such default within thirty (30) days after receipt of such notice. However, if such cure reasonably requires more than thirty days to effect, such mortgagee shall have such additional time as is reasonably necessary in the circumstances, including time to take possession of the Property. This section shall not impose any obligation on any such mortgagee. Landlord shall, from time to time, notify Tenant as to the identity of Landlord’s mortgagees; provided, however, that Tenant’s execution of estoppel certificates, nondisturbance agreements or similar agreements which identify Landlord’s mortgagee shall be deemed to be notice to Tenant hereunder.

ARTICLE X MISCELLANEOUS

10.1 Representations by Tenant. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Tenant represents and warrants that those persons executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf, and that this Lease is binding upon Tenant in accordance with its terms and upon execution of this Lease, Tenant shall deliver evidence of such authority to Landlord in form satisfactory to Landlord.

10.2 Notices. Any notice required or permitted hereunder shall be in writing. Communications shall be addressed to Landlord at Landlord’s Address and to Tenant at Tenant’s Address. Any communication so addressed shall be deemed duly given when delivered by hand, one day after being sent by Federal Express (or other guaranteed one day delivery service) or three days after being sent by registered or certified mail, return receipt requested. Either party may change its address by giving notice to the other.

10.3 No Waiver or Oral Modification. No provision of this Lease shall be deemed waived by Landlord or Tenant except by a signed written waiver. No consent to any act or waiver of any breach or default, express or implied, by Landlord or Tenant, shall be construed as a consent to any other act or waiver of any other breach or default. Landlord’s failure to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof, and its failure to enforce any of the Rules and Regulations against Tenant or any other tenant in the Building shall not be deemed a waiver thereof. The receipt by Landlord of any rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and the acceptance of any rental payment in any amount less than the full sum due shall not constitute a waiver of any claim to the remaining balance. This Lease may not be changed or amended orally, but only by written instrument.

10.4 Partial Invalidity. If any provision of this Lease, or the application thereof in any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision hereof shall be valid and enforceable to the fullest extent permitted by law.

10.5 Certain Landlord Remedies. If Tenant fails to perform any obligation hereunder, Landlord may, upon ten (10) days prior written notice to Tenant (except in the case of emergency in which case no notice shall be required), enter the Premises and perform it on Tenant’s behalf. In so doing, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord, and all incidental costs and expenses, shall be considered additional rent under this Lease and shall be payable to Landlord immediately on demand, together with interest from the date of demand to the date of payment at the “Interest Rate.” For purposes of this Lease, the Interest Rate shall mean the lesser of the maximum interest rate permitted by law or three (3) percentage points above the then prevailing prime rate as set by Bank of America in its main office in Boston, MA (or, if such bank ceases to exist, the then largest bank in the Commonwealth of Massachusetts),

10.6 Tenant’s Estoppel Certificate. Within seven (7) days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that, to the best of Tenant’s actual knowledge, Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default, and (e) such other matters as may be reasonably requested by Landlord. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant’s failure to execute and deliver such statement within the time required shall be a default under this Lease and shall also be conclusive upon Tenant that (3) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord’s performance and Tenant has no right of offset, counterclaim or deduction against rent; and (3) not more than one month’s Base Rent has been paid in advance. In connection with any Transfer of this Lease or major corporate financing by Tenant, Landlord shall, within twenty (20) days after written request by Tenant, acknowledge and deliver to Tenant a written statement containing substantially similar certifications regarding Tenant to those listed above regarding Landlord (provided that Tenant reimburses Landlord for its reasonable legal and other expenses in connection with such request).

10.7 Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents, and representatives of the other, on account of loss by or damage to the waiving party or its property or the properly of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage. Each party shall notify its insurers that the foregoing waiver is contained in this Lease. Landlord and Tenant shall cause each insurance policy obtained by each of them to provide that the insurer waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any loss or damage covered by such policy.

10.8 All Agreements; No Representations. This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter. Each party acknowledges that the other has made no representations or warranties of any kind except as may be specifically set forth in this Lease.

10.9 Brokerage. Each party represents and warrants that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation other than the “Brokers” identified in Section 1.2. Each party shall indemnify the other and hold it harmless from any cost, expense, or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act or statement of the indemnifying party.

10.10 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the original

Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership; provided further, that Tenant’s right to make a Transfer shall always be governed by Section 6.3 hereof.

10.11 Construction of Document. This Lease shall be construed, governed and enforced according to the laws of the state where the Property is located. In construing this Lease, section headings shall be disregarded. Any recitals herein or riders or exhibits attached hereto are hereby incorporated into this Lease by this reference. Time is of the essence of this Lease and every provision contained herein. The parties acknowledge that this Lease was freely negotiated by both parties, each of whom was represented by counsel; accordingly, this Lease shall be construed according to the fair meaning of its terms, and not against either party.

10.12 Disputes Provisions.

(a) If either Landlord or Tenant institutes any action to enforce the provisions of this Lease or to seek a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs as part of any award.

(b) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Premises, and/or claim of injury or damage.

10.13 Surrender. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

10.14 Holdover. If Tenant holds over in occupancy of the Premises after the expiration of the Term, Tenant shall become a tenant at sufferance only, at a rental rate equal to two hundred (150%) percent of the Rent in effect at the end of the Term, and otherwise subject to the terms and conditions herein specified, so far as applicable, and shall be liable for all damages sustained by Landlord on account of such holding over. This Section shall not operate as a waiver of any right of reentry provided in this Lease, and Landlord’s acceptance of rent after expiration of the Term or earlier termination of this Lease shall not constitute consent to a holdover or result in a renewal. If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination despite demand by Landlord to do so, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including, without limitation, any claim made by any succeeding tenant resulting from such failure.

10.15 Late Payment. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to ascertain. Therefore, if any Base Rent or other sum due hereunder is not paid on or by the date it is due more than once during any twelve (12) month period, Tenant shall pay to Landlord, as additional rent, the sum of ten percent (10%) of the overdue amount as a late charge. The overdue amount, if not received within ten days thereafter, shall also bear interest, as additional rent, at the rate of 1.50 % simple interest per month, calculated from the date the late charge becomes due until the date of payment to Landlord. Landlord’s acceptance of any late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount.

10.16 Force Majeure. If Landlord or Tenant is prevented from or delayed in performing any act required of it hereunder, and such prevention or delay is caused by strikes, labor disputes, inability to obtain labor, materials, or equipment, inclement weather, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond such party’s reasonable control (collectively, “Force Majeure”), the performance of such act shall be excused for a period equal to the period of prevention or delay. A party’s financial inability to perform its obligations shall in no event constitute Force Majeure. Nothing in this section shall excuse or delay Tenant’s obligation to pay any rent or other charges due under this Lease.

10.17 Limitation On Liability. In consideration of the benefits accruing hereunder, Tenant hereby covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a) The obligations of Landlord under this Lease do not constitute personal obligations of the trustees, individual partners, directors, officers or shareholders of Landlord, Landlord’s beneficiary or any constituent partner of Landlord’s beneficiary, and Tenant shall not seek recourse against the trustees, partners, directors, officers or shareholders of Landlord, Landlord’s beneficiary or any constituent partner of Landlord’s beneficiary or any of their personal assets for satisfaction of any liability with respect to this Lease.

(b) Tenant’s sole and exclusive remedy shall be against the Landlord’s interest in the Property.

(c) Neither Landlord’s beneficiary nor any constituent partner of Landlord’s beneficiary shall be sued, named as a party in any suit or action, or served with process therein (except if necessary to secure jurisdiction), and neither Landlord’s beneficiary nor any constituent partner of Landlord’s beneficiary shall be required to respond to any service of process.

(d) No judgment will be taken against Landlord’s beneficiary nor any constituent partner of Landlord’s beneficiary, and no writ of execution will be levied against the assets of Landlord’s beneficiary or any such partner.

(e) These covenants and agreements are enforceable both by Landlord and also by Landlord’s beneficiary, any constituent partner of Landlord’s beneficiary, and shall bind Tenant and its successors and assigns.

10.18 Submission Not An Option. The submission of this Lease or a summary of some or all of its provisions for examination by Tenant does not constitute a reservation of the Premises for Tenant or an offer to lease the Premises to Tenant or the grant of an option for the Premises to Tenant, notwithstanding any contrary provision of statutory or common law.

10.19 Security Deposit. Landlord acknowledges receipt from Tenant of the Security Deposit to be held by Landlord or its agent, as security, for and during the Term, to be returned to Tenant within thirty (30) days after the expiration of the Term or the termination of this lease provided there exists no breach of any undertaking of Tenant. Upon the occurrence of any default by

Tenant hereunder, Tenant agrees that Landlord may apply all or any part of the Security Deposit together with accrued interest, if any, thereon to any obligation of Tenant hereunder. If all or any portion of the Security Deposit is applied to any obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance of the Premises by Landlord to Landlord’s grantee or transferee, the Security Deposit together with accrued interest, if any, thereon may be delivered by Landlord to Landlord’s grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

10.20 Evidence of Authority. Simultaneously with the execution hereof, Tenant shall deliver to Landlord evidence, satisfactory to Landlord’s counsel, as to the authority of the persons executing this Lease on behalf of Tenant to enter into, execute, deliver and bind Tenant to this Lease.

10.21 Relocation. Landlord shall have the right, upon not less than 60 days written notice to Tenant, to relocate Tenant, at Landlord’s sole cost, to space of comparable size, fit-up and finish elsewhere in the Building. In no event will tenant’s cumulative rent be greater than that set forth in this lease.

10.22 Notice of Lease. Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.23 Option to Extend. Tenant may elect to extend the Term of this Lease for two (2) one- (1) year periods (the “Extension Terms”), by giving Landlord written notice of such election no later than six (6) months prior to the then current Term expiration. Failure to give such notice shall make this option null and void. Such extension shall be upon the terms, covenants, and conditions contained in this Lease except that Base Rent shall be the then fair market rent, but not less than the rent applicable immediately prior to the Extension Term.

EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

LANDLORD:	FARLEY WHITE KILNBROOK THREE, LLC

/s/ Roger W. Altreuter
	By:	Roger W. Altreuter
	Its:	Manager

TENANT:	INOTEK PHARMACEUTICALS CORPORATION

/s/ James G. Ham, III
	By:	James G, Ham, III
	Its:	Chief Financial Officer

EXHIBIT A

PREMISES

The Premises consists of a portion of the 1st floor as shown on the attached Plan.

EXHIBIT A

“Premises”

EXHIBIT B

CLEANING SERVICES

I. CLEANING

A. Office Area

Daily: (Monday through Friday 6:00-10:00 p.m.; holidays excepted).

1. Empty and clean all waste receptacles and ash trays and remove waste materials from the premises; wash receptacles as necessary.

2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3. Vacuum all rugs and carpeted areas.

4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

5. Wash clean all water fountains.

6. Remove and dust under all desk equipment and telephone and replace same.

7. Wipe clean all brass and other bright work.

8. Hand dust all grill work within normal reach.

9. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the premises in an orderly condition.

Weekly:

1. Dust coat racks, and the like.

2. Remove all finger marks from private entrance, doors, light switches, and doorways.

Quarterly:

Dusting not reached in daily cleaning to include:

a. Dusting all pictures, frames, charts, graphs, and similar wall hangings.

b. Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

c. Dusting of all pipes, ducts, and high moldings.

d. Dusting of all Venetian blinds.

B. Lavatories (Common Area)

Daily: (Monday through Friday, inclusive; holidays excepted).

1. Sweep and damp mop floors.

2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

3. Wash both sides of all toilet seats.

4. Wash all basins, bowls, and urinals.

5. Dust and clean all powder room fixtures.

6. Empty and clean paper towel and sanitary disposal receptacles.

7. Remove waste paper and refuse.

8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished to landlord.

9. A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1. Machine scrub lavatory floors.

2. Wash all partitions and tile walls in lavatories.

C. Main Lobby, Elevators, Building Exterior, and Corridors.

Daily: (Monday through Friday, inclusive, holidays excepted).

1. Sweep and wash all floors.

2. Wash all rubber mats.

3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

4. Spot clean any metal work inside lobby.

5. Spot clean any metal work surrounding building entrance doors.

Monthly:

All resilient tile floors in public areas to be treated equivalent to spray buffing.

D. Window Cleaning

Windows of exterior walls will be washed bi-annually.

E. Tenant requiring services in excess of those described above shall request same through landlord, at the Tenant’s expense.

FIRST AMENDMENT OF LEASE

This FIRST AMENDMENT OF LEASE is entered into this 22nd day of February, 2013 by and between Farley White Kilnbrook Three, LLC, having a mailing address at c/o Farley White Management Company, 155 Federal Street, Suite 1800, Boston, MA 02110 (hereinafter called “Landlord”) and Inotek Pharmaceuticals Corporation, having a mailing address at 131 Hartwell Avenue, Lexington, MA 02421 (hereinafter called “Tenant”)

Witnesseth:

A. Landlord and Tenant entered into a certain lease dated May 11, 2012 (the “Lease”) consisting of approximately 2,440 rentable square feet on the 1st floor of 131 Hartwell Avenue (the “Premises”), all as more particularly described therein.

B. Landlord and Tenant desire to amend the Lease in the manner set forth below.

1.	The Term of the Lease is hereby extended and shall expire on December 31, 2013.

2.	For the extended term, Tenant shall continue to pay Base Rent of $51,240.00 per annum payable in equal monthly installments of $4,279.00.

Except as specifically amended by the terms of this First Amendment of Lease, all of the terms, conditions and provisions of the Lease shall remain in full force and effect throughout the Term of the Lease. From and after the date hereof, the Lease and this First Amendment of Lease shall collectively be referred to as the “Lease.”

As of this date, the parties acknowledge that neither has a claim for damage or liability of any kind pursuant to this Lease, as amended, or at law or equity, and the parties hereby agree to release and hold each other harmless from and against all suits, liabilities, obligations or claims of any kind or any matters arising prior to this date.

WITNESS THE EXECUTION HEREOF, under seal, as of the date set forth above, in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes.

LANDLORD:	Farley White Kilnbrook Three, LLC

/s/ Roger W. Altreuter
By:
Its:

TENANT:	Inotek Pharmaceuticals Corporation

/s/ James G. Ham, III
	By:	James G. Ham, III
	Its:	Chief Financial Officer

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SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”), dated as of August 14, 2013, is entered into by and between WLC Three VI, L.L.C., a Delaware limited liability company (“Landlord”), successor-in-interest to Farley White Kilnbrook Three, LLC, a Massachusetts limited liability company, and Inotek Pharmaceuticals Corporation, a Delaware corporation (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of May 11, 2012, as amended by that certain First Amendment of Lease dated as of February 22, 2013 (the “First Amendment”) (as so amended, the “Lease”) with respect to the premises measuring approximately 2,440 rentable square feet (the “Premises”) located on the first (1st) floor of the building located at 131 Hartwell Avenue, Lexington, MA 02421 (the “Building”); and

WHEREAS, Landlord and Tenant wish to modify and amend the Lease subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term and Expiration Date. The Term of the Lease is presently due to expire on December 31, 2013. Section 1.2 (k) of the Lease shall be amended to provide that the Term of the Lease shall be extended from January 1, 2014 through December 31, 2014 (the “Expiration Date”).

2.	Base Rent. Commencing on January 1, 2014, Tenant shall pay Base Rent in the amount set forth on Exhibit “A” of this Second Amendment and pursuant to Section 3.1 of the Lease.

3.	Extension Option. Section 10.23 of the Lease is restated in its entirety to read:

Provided that Tenant is not in an event of default beyond any applicable cure period, Tenant may elect to extend the Term of this Lease from January 1, 2015 through December 31, 2015 (the “Extension Term”) by giving Landlord written notice of such election no later than June 30, 2014. Failure to give such notice shall make this option the (the “Extension Option”) null and void. The Extension Option shall be upon the terms, covenants, and conditions contained in this Lease, except that the Base Rent for the Extension Term shall be the then fair market rent, but not less than the Base Rent payable immediately prior to the Extension Term.

4.	Other Options. Tenant acknowledges and agrees that, other than the Extension Option set forth in this Second Amendment, Tenant has no (a) options or rights to extend the

Term of the Lease, (b) options, rights of first offer, rights of first refusal, or other rights to expand the rentable square feet comprising the Premises or lease any other premises in the Building, or (c) options to terminate the Lease or contract the rentable square feet comprising the Premises.

5.	Landlord’s Address. Effective immediately, Section 1.2(b) of the Lease shall be amended to provide that Landlord’s Address shall be:

If to Landlord:	WLC Three VI, L.L.C.
c/o Walton Street Capital LLC
900 North Michigan Avenue, Suite 1900
Chicago, IL 60611
Attention: James Holmes

With a copy to:	Griffith Properties LLC
260 Franklin Street, 5th Floor
Boston, MA 02110
Attention: Marci G. Loeber

6.	Tenant’s Address. Effective immediately, Section 1.2(d) of the Lease shall be amended to provide that Tenant’s Address shall be:

If to Tenant:	Inotek Pharmaceuticals Corporation
131 Hartwell Avenue, 1st Floor
Lexington, MA 02421
Attention: James G. Ham, III

7.	Brokers. Except for CB Richard Ellis (representing Landlord exclusively), each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Second Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Second Amendment Landlord will pay any commission due to the broker(s) hereunder pursuant to its separate agreement with the broker(s) hereunder subject to execution and delivery of this Second Amendment by Landlord and Tenant.

8.	The Lease shall be modified such that each reference to the Lease contained therein shall be deemed to refer to the Lease as amended by this Second Amendment.

9.	Except as specifically modified or amended herein, the Lease remains unchanged and in full force and effect and is hereby ratified and confirmed in every respect.

10.	In the event of a conflict between this Second Amendment and the Lease, this Second Amendment shall control.

11.	Capitalized terms used in this Second Amendment but not defined in this Second Amendment have the meanings ascribed to them in the Lease.

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12.	This Second Amendment shall not be effective until it has been duly executed by the parties hereto.

13.	This Second Amendment may be executed in counterparts, which taken together shall constitute one and the same instrument.

14.	Additional terms to this Second Amendment, if any, are set forth in the attached Exhibits, which are incorporated herein by reference as follows:

Exhibit A.        Base Rent

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be executed as of the date set forth above.

LANDLORD:

WLC THREE VI, L.L.C., a Delaware limited liability company

By:	WLC Equity VI, L.L.C.,
a Delaware limited liability company, its Sole Member

	By:	WLC-G Holdings VI, L.L.C.,
a Delaware limited liability company, its Sole Member

		By:	WLC Investors VI, L.L.C.,
a Delaware limited liability company, its Member

			By:	Walton REIT Holdings B-VI, L.L.C.,
a Delaware limited liability company, its Sole Member

				By:	Walton REIT B-VI, L.L.C.,
a Delaware limited liability company, its Managing Member

					By:	Walton Street Real Estate Fund VI-Q, L.P.,
a Delaware limited partnership, its Managing Member

						By:	Walton Street Managers VI, L.P.,
a Delaware limited partnership, its General Partner

							By:	WSC Managers VI, Inc.,
a Delaware corporation, its General Partner

								By:	/s/ James J. Holmes
								Name:	/s/ James J. Holmes
								Title:	Vice President

[COUNTERPART SIGNATURE PAGE TO SECOND AMENDMENT]

TENANT:

INOTEK PHARMACEUTICALS CORPORATION, a Delaware corporation

By:	/s/ William K. McVicar
Name:	William K. McVicar
Title:	EVP, Chief Scientific Officer

[COUNTERPART SIGNATURE PAGE TO SECOND AMENDMENT]

EXHIBIT “A”

BASE RENT

PREMISES (2,440 RSF)
Period	Annual Base Rent	Monthly Base Rent	Per RSF
January 1, 2014 - December 31, 2014	$53,680.00	$4,473.00	$22.00

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”), dated as of August 14, 2014, is entered into by and between WLC Three VI, L.L.C., a Delaware limited liability company (“Landlord”) and Inotek Pharmaceuticals Corporation, a Delaware corporation (“Tenant”).

W I T N E S S E T H

WHEREAS, Farley White Kilnbrook Three, LLC, a Massachusetts limited liability company (“Original Landlord”), as landlord, and Tenant, as tenant, entered into that certain Lease dated as of May 11, 2012 (the “Original Lease”), as amended by (a) that certain First Amendment of Lease dated as of February 22, 2013 by and between Original Landlord, as landlord, and Tenant, as tenant (the “First Amendment”) and (b) that certain Second Amendment to Lease dated as of August 14, 2013 by and between Landlord, as landlord, and Tenant, as tenant (the “Second Amendment”);

WHEREAS, the Original Lease, as amended by the First Amendment and the Second Amendment, shall be known as the “Lease”;

WHEREAS, the Lease relates to premises measuring approximately 2,440 rentable square feet (the “Premises”) located on the first (1st) floor of the building known as 131 Hartwell Avenue, Lexington, MA 02421 (the “Building”); and

WHEREAS, Landlord and Tenant wish to modify and amend the Lease subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term and Expiration Date. The Term of the Lease is presently due to expire on December 31, 2014. The Term of the Lease shall be extended from January 1, 2015 through March 31, 2015 (the “Expiration Date”).

2.	Base Rent. Tenant shall continue to pay Base Rent in the amount set forth on Exhibit “A” of the Second Amendment and pursuant to Section 3.1 of the Original Lease.

3.	Extension Option. Tenant acknowledges and agrees that Section 10.23 of the Original Lease, as amended by Section 3 of the Second Amendment, is hereby deleted in its entirety, and is of no further force or effect.

4.	Other Options. Tenant acknowledges and agrees that Tenant has no (a) options or rights to extend the Term of the Lease, (b) options, rights of first offer, rights of first refusal, or other rights to expand the rentable square feet comprising the Premises or lease any other premises in the Building, or (c) options to terminate the Lease or contract the rentable square feet comprising the Premises.

5.	Brokers. Except for CB Richard Ellis (representing Landlord exclusively), each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Third Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Third Amendment. Landlord will pay any commission due to the broker(s) hereunder pursuant to its separate agreement with the broker(s) hereunder subject to execution and delivery of this Third Amendment by Landlord and Tenant.

6.	The Lease shall be modified such that each reference to the Lease contained therein shall be deemed to refer to the Lease as amended by this Third Amendment.

7.	Except as specifically modified or amended herein, the Lease remains unchanged and in full force and effect and is hereby ratified and confirmed in every respect.

8.	In the event of a conflict between this Third Amendment and the Lease, this Third Amendment shall control.

9.	Capitalized terms used in this Third Amendment but not defined in this Third Amendment have the meanings ascribed to them in the Lease.

10.	This Third Amendment shall not be effective until it has been duly executed by the parties hereto.

11.	This Third Amendment may be executed in counterparts, which taken together shall constitute one and the same instrument.

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

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LANDLORD:

WLC THREE VI, L.L.C., a Delaware limited liability company

By:	WLC Equity VI, L.L.C.,
a Delaware limited liability company, its Sole Member

	By:	WLC-G Holdings VI, L.L.C.,
a Delaware limited liability company, its Sole Member

		By:	WLC Investors VI, L.L.C.,
a Delaware limited liability company, its Member

			By:	Walton REIT Holdings B-VI, L.L.C.,
a Delaware limited liability company, its Sole Member

				By:	Walton REIT B-VI, L.L.C.,
a Delaware limited liability company, its Managing Member

					By:	Walton Street Real Estate Fund VI-Q, L.P.,
a Delaware limited partnership, its Managing Member

						By:	Walton Street Managers VI, L.P.,
a Delaware limited partnership, its General Partner

							By:	WSC Managers VI, Inc.,
a Delaware corporation, its General Partner

								By:	/s/ James J. Holmes
								Name:	/s/ James J. Holmes
								Title:	Vice President

[COUNTERPART SIGNATURE PAGE TO SECOND AMENDMENT]

TENANT:

INOTEK PHARMACEUTICALS CORPORATION, a Delaware corporation

By:	/s/ William K. McVicar
Name:	William K. McVicar
Title:	EVP, Chief Scientific Officer

[COUNTERPART SIGNATURE PAGE TO SECOND AMENDMENT]